Exhibit 1.1

NOTE PURCHASE AGREEMENT
December 12, 2017
Credit Suisse Securities (USA) LLC,
as an Initial Purchaser
Eleven Madison Avenue
New York, New York 10010
J.P. Morgan Securities LLC,
as an Initial Purchaser
383 Madison Avenue, 31st Floor
New York, New York 10179

MUFG Securities Americas Inc.,
as an Initial Purchaser
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Deutsche Bank Securities Inc.,
as an Initial Purchaser
60 Wall Street, 3rd Floor
New York, New York 10005
Ladies and Gentlemen:
SECTION 1.Introductory. Conn’s Receivables Funding 2017-B, LLC (the “Issuer”) proposes to sell $361,400,000 aggregate principal amount of Asset Backed Fixed Rate Notes, Class A, Series 2017-B (the “Class A Notes”), $132,180,000 aggregate principal amount of Asset Backed Fixed Rate Notes, Class B, Series 2017-B (the “Class B Notes”), and $78,640,000 aggregate principal amount of Asset Backed Fixed Rate Notes, Class C, Series 2017-B (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Purchased Notes”) to you as initial purchasers (the “Initial Purchasers”). The Purchased Notes, together with the Asset Backed Class R Notes, Series 2017-B (the “Class R Notes” and, collectively with the Purchased Notes, the “Notes”) will be issued pursuant to a Base Indenture, to be dated as of December 20, 2017 (the “Base Indenture”), as supplemented by a Supplemental Indenture, to be dated as of December 20, 2017 (the Base Indenture, as supplemented by such Supplemental Indenture, the “Indenture”), each between the Issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”).
The Notes will be secured by the assets of the Issuer, which will consist primarily of a certificate (the “Receivables Trust Certificate”) representing a 100% interest in the Conn’s Receivables 2017-B Trust (the “Receivables Trust”). The Receivables Trust Certificate will be issued pursuant to, and the Receivables Trust will be governed by, the terms of an Amended and Restated Trust Agreement, to be dated as of December 20, 2017 (the “Trust Agreement”) between

91199526
Conn’s 2017-B: Note Purchase Agreement

Conn Appliances Receivables Funding, LLC (the “Depositor”) and Wilmington Trust, National Association (the “Receivables Trust Trustee”). The assets of the Receivables Trust will consist primarily of certain retail installment sales contracts (the “Receivables”) made to finance customer purchases of Merchandise from Conn Appliances, Inc. (“Conn Appliances”), which were previously conveyed to Conn Credit I, LP (the “Seller”) and certain related rights. The Receivables Trust Certificate will be sold to the Issuer pursuant to the terms of a Purchase and Sale Agreement, to be dated as of December 20, 2017 (the “Purchase and Sale Agreement”), between the Depositor and the Issuer. The Class R Notes will be retained by the Depositor on the Closing Date.
The Receivables will be sold (i) by the Seller to the Depositor pursuant to a First Receivables Purchase Agreement, to be dated as of December 20, 2017 (the “First Receivables Purchase Agreement”), between the Seller and the Depositor, and (ii) by the Depositor to the Receivables Trust pursuant to a Second Receivables Purchase Agreement, to be dated as of December 20, 2017 (the “Second Receivables Purchase Agreement”), between the Depositor and the Receivables Trust. The Receivables will be serviced for the Receivables Trust by Conn Appliances pursuant to the terms of a Servicing Agreement, to be dated as of December 20, 2017 (the “Servicing Agreement”), among the Issuer, the Receivables Trust, the Trustee and Conn Appliances, as servicer (in such capacity, the “Servicer”). Systems & Services Technologies, Inc. (“SST”) will act as the back-up servicer of the Receivables pursuant to the terms of a Back-Up Servicing Agreement, to be dated as of December 20, 2017 (the “Back-Up Servicing Agreement”), among the Receivables Trust, the Servicer, the Issuer, the Trustee and SST, as back-up servicer (in such capacity, the “Back-Up Servicer”).
In connection with the issuance of the Notes, the Conn’s Receivables 2015-A Trust, the Conn’s Receivables 2016-A Trust, the Conn’s Receivables 2016-B Trust, the Conn’s Receivables 2017-A Trust, the Receivables Trust, Conn Appliances, Conn Credit Corporation, Inc. and the Seller will also enter into a Fifth Amended and Restated Intercreditor Agreement, to be dated as of December 20, 2017 (the “Intercreditor Agreement”), with Bank of America, N.A., as collateral agent, providing for the release of certain of the Receivables from the lien of an existing financing arrangement and related matters.
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture. The Initial Purchasers, the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. hereby agree that the “Closing Date” shall be December 20, 2017, at 10:00 a.m. New York City time (or at such other place and time on the same or other date as shall be agreed to in writing by the Initial Purchasers and the Depositor).
The terms of the Purchased Notes are set forth in the Preliminary Offering Memorandum and are, or will be, set forth in the Offering Memorandum (each as defined below).
Pursuant to this Note Purchase Agreement (this “Agreement”), and subject to the terms hereof, the Issuer agrees to sell the Purchased Notes to the Initial Purchasers. Any sale of the Purchased Notes will be made without registration of the Purchased Notes under the Securities Act

2
91199526
Conn’s 2017-B: Note Purchase Agreement

of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements of the Securities Act.
For purposes of this Agreement, the Indenture, the Notes, the Trust Agreement, the Purchase and Sale Agreement, the First Receivables Purchase Agreement, the Second Receivables Purchase Agreement, the Servicing Agreement, the Back-Up Servicing Agreement, the Intercreditor Agreement and this Agreement are collectively referred to herein as the “Transaction Documents”.
Prior to (i) with respect to the Class A Notes and Class B Notes, 3:47 p.m. New York City time on December 12, 2017 (i.e., the date and time the first Contract of Sale (as defined below) for the Class A Notes and Class B Notes was entered into, as designated by the Initial Purchasers) and (ii) with respect to the Class C Notes, 3:47 p.m. New York City time on December 12, 2017 (i.e, the date and time the first Contract of Sale (as defined below) for the Class C Notes (as applicable, the “Time of Sale”) the Issuer had prepared (i) the Preliminary Offering Memorandum, dated December 7, 2017 (the “Preliminary Offering Memorandum”), (ii) the CONN 2017-B ABS Investor Presentation, dated December 2017 (the “Deal Road Show”), (iii) the Intex CMO Description Information (CDI) meta language describing the transactions contemplated by the Transaction Documents (the “CDI Data”), (iv) the data file entitled “CSFCONN_2017A_MKT.sss” (the “Data File”), and (v) the Microsoft Excel file entitled “CONN 2017-B_Static Pool Appendix A.xlsx” (the “Static Pool Appendix File” and, collectively with the Preliminary Offering Memorandum, the Deal Road Show, the CDI Data and the Data File, the “Time of Sale Information”). Any reference in this Agreement to the Preliminary Offering Memorandum and the Offering Memorandum will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein as of the date of the Preliminary Offering Memorandum or Offering Memorandum, as applicable.
If, subsequent to the Time of Sale and prior to the Closing Date, the Time of Sale Information, taken as a whole, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Initial Purchasers terminate their existing Contracts of Sale and enter into new Contracts of Sale with investors in the Purchased Notes, then the “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into such new Contracts of Sale, including in an amended Preliminary Offering Memorandum approved by the Issuer and the Initial Purchasers that corrects such material misstatements or omissions, and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.
The Depositor will prepare and deliver to the Initial Purchasers, on or promptly after the date hereof, a final offering memorandum, dated the date hereof, including pricing-dependent information, for the offering of the Purchased Notes, in form and substance reasonably acceptable to the Initial Purchasers (the “Offering Memorandum”). Each of the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information and the Offering Memorandum in connection with the offering and resale of the Purchased Notes by the Initial Purchasers in accordance with the terms hereof.

2
91199526
Conn’s 2017-B: Note Purchase Agreement

The Initial Purchasers, the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. understand that the Purchased Notes have not been and will not be registered under the Securities Act in reliance on certain exemptions from the registration requirements thereof. Each class of the Purchased Notes will be represented by one or more global notes in fully registered form without coupons.
SECTION 2.    Representations and Warranties.
(a)    Each of the Issuer, the Depositor and Conn Appliances jointly and severally represents and warrants to the Initial Purchasers, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
(i)    The Offering Memorandum, as of its date does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Offering Memorandum based upon Initial Purchaser Information (as defined in Section 9(b) hereof).
(ii)    The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information will of necessity appear only in the Offering Memorandum); provided, however, that this representation and warranty does not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Time of Sale Information based upon Initial Purchaser Information (as defined in Section 9(b) hereof).
(iii)    Other than the Time of Sale Information, the Form ABS-15G (as defined below) and the Offering Memorandum, the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. (including their respective agents) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Purchased Notes.
(iv)    Each of the Issuer’s and the Seller’s representations and warranties in the Transaction Documents will be true and correct.
(v)    When validly issued pursuant to the Indenture and sold to the Initial Purchasers pursuant to this Agreement, the Purchased Notes will conform in all material respects to the descriptions thereof contained in the Time of Sale Information and the Offering Memorandum, and will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, except to the extent that the enforceability t

2
91199526
Conn’s 2017-B: Note Purchase Agreement

hereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity, and will be validly issued and entitled to the benefits and security afforded by the Indenture. As of the Closing Date, the Issuer’s pledge of the Receivables Trust Estate to the Trustee pursuant to the Indenture will vest in the Trustee, for the benefit of the Noteholders, a perfected security interest therein, subject to no prior lien, security interest, pledge, adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.
(vi)    It acknowledges that in connection with the offering of the Purchased Notes: (1) the Initial Purchasers have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Issuer, the Depositor, Conn Appliances, Conn’s, Inc. or any other person or entity, (2) the Initial Purchasers owe the Issuer, the Depositor, Conn Appliances and Conn’s, Inc. only those duties and obligations set forth in this Agreement and (3) the Initial Purchasers may have interests that differ from those of the Issuer, the Depositor, Conn Appliances, Conn’s, Inc. and their affiliates. It waives to the fullest extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Purchased Notes.
(vii)    As of the Closing Date, the Transaction Documents will conform in all material respects to the description thereof contained in the Time of Sale Information and the Offering Memorandum, in each case as then amended and supplemented.
(viii)    None of the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. or any of their respective affiliates, as defined in Rule 501(b) of Regulation D under the Securities Act (any such affiliates being hereinafter referred to as the “Affiliates”), or any Person acting on behalf of any of them (any such Persons, other than the Initial Purchasers, the “Agents”), directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Purchased Notes under the Securities Act.
(ix)    None of the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. or any of their respective Affiliates or any of their respective Agents has (1) taken or will take any action which would subject the offer, issuance, sale, resale or delivery of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities laws of any applicable jurisdiction or (2) engaged or will engage in any “directed selling efforts” (as that term is defined in Regulation S promulgated under the Securities Act (“Regulation S”)) with respect to the Class A Notes sold in reliance on Regulation S, and the Depositor, Conn Appliances, the Issuer, Conn’s, Inc., their respective Affiliates and their respective Agents have complied and will comply with the offering restrictions requirements of Regulation S.
(x)    The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

2
91199526
Conn’s 2017-B: Note Purchase Agreement

(xi)    None of the Issuer, the Depositor or Conn Appliances has received an order from the Securities and Exchange Commission (the “Commission”), any State securities commission or any foreign government or agency thereof preventing or suspending the offering of the Notes and, to the best knowledge of the Issuer, the Depositor and Conn Appliances, no such order has been issued and no proceedings for that purpose have been instituted.
(xii)    Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 4, it is not necessary in connection with the offer, sale and delivery of the Purchased Notes to the Initial Purchasers and to each subsequent purchaser from the Initial Purchasers in the manner contemplated by this Agreement, the Preliminary Offering Memorandum and the Offering Memorandum to register the Purchased Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.
(xiii)    Neither it nor any Affiliate has, directly or indirectly, sold, offered for sale or solicited offers to buy any security (as defined in the Securities Act) the offering of which security would be integrated with the sale of the Purchased Notes in any manner or which would require the registration of the Purchased Notes under the Securities Act, nor will it authorize any person to act in such a manner.
(xiv)    The Issuer will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) contained in Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer does not constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (commonly known as the “Volcker Rule”).
(xv)    It has not engaged any third-party due diligence services providers to provide any “due diligence services” (as defined in Rule 17g-10(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Ernst & Young LLP, who has delivered the Report of Independent Accountants on Applying Agreed-Upon Procedures, dated December 5, 2017 (the “Report”), and the only report generated as a result of such engagement is the Report. A copy of the Form ABS-15G furnished on EDGAR with respect to the Report (the “Form ABS-15G”) was provided to the Initial Purchasers at least two business days prior to the furnishing of the Form ABS-15G on EDGAR. The Report is, as amongst the parties to this Agreement, deemed to have been obtained by Conn Appliances and the Depositor pursuant to Rule 15Ga-2(a) and (b) under the Exchange Act.
(xvi)    It has timely complied with Rule 15Ga-2 under the Exchange Act.
(xvii)    No portion of the Form ABS-15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, includin

2
91199526
Conn’s 2017-B: Note Purchase Agreement

g without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.
(xviii)    Conn Appliances is the appropriate entity to comply and has complied, and on the Closing Date will comply, either directly or (to the extent permitted by Regulation RR under the Exchange Act (17 C.F.R. §246.1, et seq.) (“Risk Retention Rules”)) through a “majority-owned affiliate” (as defined in Regulation RR), with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in Regulation RR) in accordance with the provisions of Regulation RR in connection with the securitization transaction contemplated by the Transaction Documents. Conn Appliances determined the fair value of the “eligible horizontal residual interest” (such interest, the “Retained Interest”) disclosed in the Preliminary Offering Memorandum under the heading “Credit Risk Retention,” and will determine the fair value of such Retained Interest on the Closing Date as required by Rule 4(c)(1)(ii) of Regulation RR. Conn Appliances determined the fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.
(b)    The Depositor represents and warrants to the Initial Purchasers, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
(i)    Each of the Depositor’s representations and warranties in the Transaction Documents will be true and correct in all material respects, except for any such representation and warranty that is qualified by materiality, which shall be true and correct.
(ii)    The execution, delivery and performance by the Depositor of this Agreement, and each other Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action on the part of the Depositor. Neither the execution and delivery by the Depositor of such instruments, nor the performance by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the limited liability company agreement or certificate of formation of the Depositor, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Depositor is a party or by which it is bound, (iv) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Depositor’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument.
(iii)    The Depositor has duly executed and delivered this Agreement and, as of the Closing Date, will have duly executed and delivered each other Transaction Document to which it is a party. When executed and delivered by the parties hereto and thereto, this Agreement and each other Transaction Document to which the Depositor is a party will

2
91199526
Conn’s 2017-B: Note Purchase Agreement

constitute the legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the Indenture and with the execution, delivery and performance of the Transaction Documents have been or will be taken or obtained on or before the Closing Date.
(iv)    Neither the Depositor nor anyone acting on its behalf has taken any action that would require registration of the Depositor or the Issuer under the Investment Company Act; nor will the Depositor act, nor has it authorized nor will it authorize any person to act, in such manner.
(v)    There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Depositor, threatened against the Issuer or the Depositor before or by any court, governmental authority, arbitrator or other tribunal that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance or sale of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Issuer or the Depositor of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, (iv) relate to the Issuer or the Depositor that would materially and adversely affect the federal or applicable state income, excise, franchise or similar tax attributes of the Notes or (v) could reasonably be expected to have a material adverse effect on the Noteholders.
(vi)    Since December 7, 2017, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor and its subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.
(vii)    The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Depositor has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Depositor to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Receivables Trust Estate.

2
91199526
Conn’s 2017-B: Note Purchase Agreement

(c)    Conn Appliances represents and warrants to the Initial Purchasers, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:
(i)    Each of Conn Appliances’ representations and warranties in the Transaction Documents (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Transaction Document) will be true and correct in all material respects, except for any such representation and warranty that is qualified by materiality, which shall be true and correct.
(ii)    The execution, delivery and performance by Conn Appliances of this Agreement, and each other Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Conn Appliances. Neither the execution and delivery by Conn Appliances of such instruments, nor the performance by Conn Appliances of the transactions herein or therein contemplated, nor the compliance by Conn Appliances with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the articles of incorporation or the bylaws of Conn Appliances, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on Conn Appliances or its properties, (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which Conn Appliances is a party or by which it is bound, (iv) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of Conn Appliances’ property pursuant to the terms of any such indenture, mortgage, contract or other instrument.
(iii)    Conn Appliances has duly executed and delivered this Agreement and, as of the Closing Date, will have duly executed and delivered each other Transaction Document to which it is a party. When executed and delivered by the parties hereto and thereto, this Agreement and each other Transaction Document to which Conn Appliances is a party will constitute the legal, valid and binding obligation of Conn Appliances, enforceable against Conn Appliances in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the securities laws of any foreign jurisdiction or the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Agreement and the Indenture and with the execution, delivery and performance of the Transaction Documents have been or will be taken or obtained on or before the Closing Date.

2
91199526
Conn’s 2017-B: Note Purchase Agreement

(iv)    Neither Conn Appliances nor anyone acting on its behalf has taken any action that would require registration of the Depositor or the Issuer under the Investment Company Act; nor will Conn Appliances act, nor has it authorized nor will it authorize any person to act, in such manner.
(v)    There are no actions, suits, investigations or proceedings pending or, to the knowledge of Conn Appliances, threatened against the Issuer, the Depositor, Conn Appliances, the Seller, Conn’s, Inc. or any of their Affiliates before or by any court, governmental authority, arbitrator or other tribunal that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance or sale of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Issuer, the Depositor, Conn Appliances, the Seller or Conn’s, Inc. of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, (iv) relate to the Issuer, the Depositor, Conn Appliances, the Seller or Conn’s, Inc. that would materially and adversely affect the federal or applicable state income, excise, franchise or similar tax attributes of the Notes or (v) could reasonably be expected to have a material adverse effect on the Noteholders.
(vi)    Since December 7, 2017, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of Conn Appliances and its subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.
(vii)    Conn Appliances is a corporation validly existing and in good standing under the laws of the State of Texas and has, in all material respects, all power and authority to carry on its business as it is now conducted. Conn Appliances has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of Conn Appliances to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Receivables Trust Estate.
(viii)    Conn Appliances has provided a written representation (the “Rule 17g-5 Representation”) to each nationally recognized statistical rating organization hired to rate the Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) and a copy of which has been delivered to the Initial Purchasers. Conn Appliances has complied and will comply, and has caused and will cause the Depositor to comply, in all material respects, with the Rule 17g-5 Representation, other than any breach of the Rule 17g-5 Representation arising from a breach by an Initial Purchaser of the representation, warranty and covenant set forth in Section 4(e)(iv).
SECTION 3.    Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth,

2
91199526
Conn’s 2017-B: Note Purchase Agreement

the Depositor agrees to sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase the respective principal amount of each class of the Purchased Notes set forth opposite the name of such Initial Purchaser on Schedule 1 to this Agreement at a purchase price equal to the following percentages: (i) in the case of the Class A Notes, 99.32074%, (ii) in the case of the Class B Notes, 99.32020% and (iii) in the case of the Class C Notes, 98.98669%. Delivery of and payment for the Purchased Notes shall be made at the New York offices of Mayer Brown LLP, at 10:00 a.m. (New York City time) on the Closing Date. Delivery of global notes representing each class of the Purchased Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Purchased Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Purchased Notes will be available only under limited circumstances set forth in the Indenture.
SECTION 4.    Offering by Initial Purchasers.
(a)    Each Initial Purchaser acknowledges that the Purchased Notes have not been and will not be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Each Initial Purchaser, severally and not jointly, represents and warrants to the Issuer, the Depositor, Conn Appliances and Conn’s, Inc., that it will make offers of the Purchased Notes solely (i) to persons that it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and (ii) with respect to the Class A Notes, outside the United States to “non-U.S. persons”, as defined in Regulation S, and pursuant to the requirements of Regulation S. The Initial Purchasers acknowledge that the Purchased Notes shall contain the applicable legends set forth in the Indenture.
(b)    Subject to the satisfaction of the conditions in Section 7, the Initial Purchasers shall purchase the Purchased Notes for resale upon the terms and conditions set forth in the Offering Memorandum.
(c)    Each Initial Purchaser represents and agrees that:
(i)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”), received by it in connection with the issue or sale of any Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer, the Seller or the Depositor;
(ii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchased Notes in, from or otherwise involving the United Kingdom; and

2
91199526
Conn’s 2017-B: Note Purchase Agreement

(iii)    in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Notes to the public in that Relevant Member State at any time other than (1) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (2) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Initial Purchaser nominated by the Issuer for any such offer; or (3) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Purchased Notes referred to in (1), (2) or (3) above shall require the Issuer, the Seller, the Depositor or any of the Initial Purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For purposes of this Section 4(c), the expression an “offer of Purchased Notes to the public” in relation to any Purchased Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Notes to be offered so as to enable an investor to decide to purchase or subscribe the Purchased Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.
(d)    Prior to the Closing Date, the Initial Purchasers shall notify the Issuer, the Depositor and Conn Appliances of the Time of Sale to which the related Time of Sale Information relates.
(e)    Each Initial Purchaser, severally and not jointly, represents and agrees that:
(i)    it did not enter into any Contract of Sale for any Purchased Notes prior to the Time of Sale;
(ii)    it will, at any time that such Initial Purchaser is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Purchased Notes, deliver to each investor to whom Purchased Notes are sold by it during the period prior to the delivery of the Offering Memorandum, prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Offering Memorandum;
(iii)    prior to the later of (x) the Closing Date and (y) the completion of the distribution of the Purchased Notes, it has not and shall not distribute any offering material in connection with the offering of the Purchased Notes other than the Time of Sale Information, the Offering Memorandum and any information required to be provided under Rule 144A(d)(4) under the Securities Act;
(iv)    it has not engaged any third-party to provide “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) with respect to the transactions

2
91199526
Conn’s 2017-B: Note Purchase Agreement

contemplated by this Agreement, it being understood Ernst & Young LLP has been engaged by the Depositor for the purpose of providing the Report; and
(v)    it has not delivered, and will not deliver, any Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and it has not participated, and will not participate, in any oral communication regarding Rating Information with any Hired NRSRO or other nationally recognized statistical rating organization without giving prior notice to Conn Appliances of such communication; provided, however, that if it receives an oral communication from a Hired NRSRO, it is authorized to inform such Hired NRSRO that it will respond to the oral communication with a designated representative from Conn Appliances. For purposes of this Section 4(e)(v), “Rating Information” means any information provided to a Hired NRSRO for the purpose of (A) determining the initial credit rating for the Purchased Notes, including information about the characteristics of the Receivables, related property and the legal structure of the Purchased Notes, and (B) undertaking credit rating surveillance on the Purchased Notes, including information about the characteristics and performance of the Receivables and related property.
(f)    If any of the Depositor, Conn Appliances, the Issuer or an Initial Purchaser determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Offering Memorandum) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Depositor, Conn Appliances, the Issuer or such Initial Purchaser contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, then the Depositor, Conn Appliances or the Issuer may prepare corrective information, with notice to the other parties and the Initial Purchasers, and such Initial Purchaser shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:
(i)    adequate disclosure of the contractual arrangement;
(ii)    adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;
(iii)    adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and
(iv)    a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.
(g)    Each Initial Purchaser, severally and not jointly, represents and agrees that:

2
91199526
Conn’s 2017-B: Note Purchase Agreement

(i)    it is a QIB;
(ii)    with respect to those Class A Notes sold in reliance on Regulation S, it (x) has not engaged nor will it engage in any “directed selling efforts” (as that term is defined in Regulation S), and (y) has complied and will comply with the offering restrictions requirements of Rule 903 of Regulation S.
(iii)    it acknowledges that purchases and resales of the Purchased Notes are restricted as described under “Transfer Restrictions” in the Preliminary Offering Memorandum, and it covenants that it will not sell the Purchased Notes other than in compliance with such transfer restrictions or sell the Purchased Notes other than in compliance with the transfer restrictions in the Indenture; and
(iv)    it understands that no action has been or will be taken by the Depositor, Conn Appliances or the Issuer that would permit a public offering of the Purchased Notes, or possession or distribution of the Offering Memorandum, the Time of Sale Information or any other offering or publicity material relating to the Purchased Notes, in any country or jurisdiction where action for that purpose is required.
SECTION 5.    Covenants of the Depositor, Conn Appliances and the Issuer. Each of the Depositor, Conn Appliances and the Issuer jointly and severally covenants and agrees with the Initial Purchasers that:
(a)    It will advise the Initial Purchasers promptly of: (i) any proposal to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum, and will not affect such amendment or supplement without first furnishing to you a copy of each such proposed amendment or supplement and obtaining your consent, which consent will not unreasonably be withheld, conditioned or delayed, (ii) any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, and (iii) any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes, or any prevention or suspension of the use of the Preliminary Offering Memorandum or the Offering Memorandum, or of any proceedings or examinations that may lead to such an order or communication, by any authority administering any applicable laws, as soon as practicable after it is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.
(b)    If, at any time prior to the completion of the sale of the Purchased Notes by the Initial Purchasers (but in no event later than thirty (30) days after the Closing Date), (i) any event occurs as a result of which the Preliminary Offering Memorandum or the Offering Memorandum, in each case, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) if it is necessary at any time, in the reasonable judgment of any Initial Purchaser or in order to comply with law, to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum, it (in compliance with subsection (a)) shall notify the Initial Purchasers of such untrue statement or omission, or circumstance, no later than one business day after discovery and it shall promptly prepare and

2
91199526
Conn’s 2017-B: Note Purchase Agreement

deliver, or cause to be prepared and delivered, in each case at its expense, to the Initial Purchasers an amendment or supplement that will correct such statement or omission, effect such compliance or address such circumstance. Any such delivery shall not operate as a waiver or limitation of any rights of the Initial Purchasers hereunder.
(c)    It (or the Depositor on its behalf) will deliver to the Initial Purchasers, without charge, copies of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to such documents, in each case as soon as available and in such quantities and to such recipients as any Initial Purchaser shall reasonably request.
(d)    It (or the Depositor on its behalf) will arrange to qualify the Purchased Notes for offer and sale under the applicable laws of such jurisdictions as the Initial Purchasers may reasonably request, and will maintain all such qualifications for so long as required for the distribution of the Purchased Notes and, thereafter, to the extent required by such jurisdictions.
(e)    So long as any of the Notes are outstanding, it (or the Depositor on its behalf) will deliver to each Initial Purchaser (at the sole cost and expense, if any, of such Initial Purchaser) all documents distributed to Noteholders as the Initial Purchasers reasonably may request.
(f)    On or before the Closing Date, Conn Appliances and its applicable Affiliates shall cause its computer records relating to the Receivables to be marked to show the Receivables Trust’s ownership of the Receivables, and from and after the Closing Date none of the Depositor, Conn Appliances or the Issuer will take any action inconsistent with the Receivables Trust’s ownership of the Receivables other than as permitted by the Transaction Documents.
(g)    From the date hereof until thirty (30) days after the Closing Date, neither it nor any trust or other special purpose entity, including the Issuer, created or owned directly or indirectly by it or any Affiliate will offer to sell or sell anywhere any securities similar to the Purchased Notes that are collateralized by (directly or indirectly), or evidence an ownership interest in, Merchandise without the prior written consent of each of the Initial Purchasers.
(h)    Neither it nor any of its Affiliates or Agents will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act. Without limitation of the foregoing, neither it nor any of its Affiliates or Agents will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Purchased Notes in a manner that would require the registration of the Purchased Notes under the Securities Act.
(i)    So long as any of the Purchased Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, it (or the Depositor on its behalf) will, unless they become subject to and comply with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to

2
91199526
Conn’s 2017-B: Note Purchase Agreement

be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
(j)    It will comply with the representation made by Conn Appliances to each Hired NRSRO pursuant to paragraph (a)(3)(iii) of Rule 17g-5.
(k)    To the extent that any of the ratings assigned to the Purchased Notes by Fitch are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, Conn Appliances or any Affiliate, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.
(l)    Conn Appliances or (to the extent permitted by the Risk Retention Rules) one or more majority-owned affiliates (as defined in Regulation RR) will continue to comply with all requirements imposed on the “sponsor of a securitization transaction” by the Risk Retention Rules for so long as those requirements are applicable, including holding the Retained Interest for the duration required in the Risk Retention Rules, without any impermissible hedging, transfer or financing of the Retained Interest. Conn Appliances is and will be solely responsible for compliance with the disclosure requirements of the Risk Retention Rules, including the contents of all such disclosures, ensuring that the required pre-sale disclosures are contained in the Preliminary Offering Memorandum, and ensuring that any required post-closing disclosures are provided to investors in the Offering Memorandum or otherwise in a timely and an appropriate method that does not require any involvement of the Initial Purchasers.
SECTION 6.    Payment of Expenses. Conn’s, Inc. will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the preparation of and printing of the Preliminary Offering Memorandum and the Offering Memorandum, the Form ABS-15G and each amendment or supplement to such materials, and delivery of copies thereof to the Initial Purchasers, (b) the preparation of this Agreement and the other Transaction Documents, (c) the preparation, issuance and delivery of the Purchased Notes to the Initial Purchasers (or any appointed clearing organizations), (d) the fees and disbursements of the Depositor’s, Conn Appliances’ and their applicable Affiliates’ counsel and accountants, (e) the qualification, if any, of the Purchased Notes under applicable laws in accordance with Section 5(d), (f) any fees charged by any rating agencies (including, without limitation, the Hired NRSROs) for the rating (or consideration of the rating) of the Purchased Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, the Financial Industry Regulatory Authority, Inc., DTC, Clearstream Banking, société anonyme, Euroclear Bank S.A./N.V. or any similar organizations, (h) the fees and disbursements of the Trustee and its counsel, (i) the fees and disbursements the Receivables Trust Trustee and its counsel, and (j) the fees of counsel to the Initial Purchasers.
SECTION 7.    Conditions of the Obligations of the Initial Purchasers. The obligation of the Initial Purchasers to purchase and pay for the Purchased Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Depositor, Conn Appliances, the Issuer and Conn’s, Inc. of their obligations hereunder, and to the following additional conditions precedent:

2
91199526
Conn’s 2017-B: Note Purchase Agreement

(a)    You shall have received from Ernst & Young LLP, independent certified public accountants, the Report and letters with respect to the Preliminary Offering Memorandum, the Offering Memorandum and the Report, in each case in form and substance reasonably satisfactory to you and your counsel.
(b)    There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Depositor, Conn Appliances, Conn’s, Inc. or any of their respective subsidiaries, that, in the reasonable judgment of the Initial Purchasers, is material and adverse and that makes it impracticable to market the Purchased Notes on the terms and in the manner contemplated in the Preliminary Offering Memorandum.
(c)    You shall have received an opinion of in-house counsel to the Depositor, Conn Appliances, the Receivables Trust and the Seller addressed to you, the Trustee and the Receivables Trustee, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.
(d)    Mayer Brown LLP, special counsel to the Depositor, Conn Appliances, the Receivables Trust, the Seller and the Issuer, shall have delivered (i) an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, with respect to (A) general corporate matters, the validity of the Notes, the security interest of the Issuer and the Trustee, respectively, in the Receivables Trust Estate, the security interest of the Receivables Trust in the Trust Estate, (B) certain United States federal income tax matters contained in the Preliminary Offering Memorandum and the Offering Memorandum, (C) certain matters relating to the treatment of the transfer of Receivables by the Seller and the Depositor; and (D) to the effect that a bankruptcy court would not disregard the separate legal existence of the Issuer, the Depositor or the Receivables Trust and require the substantive consolidation of the assets and liabilities of the Issuer, the Depositor or the Receivables Trust, on the one hand, with those of the Seller or Conn Appliances, on the other hand, in a bankruptcy proceeding involving the Seller or Conn Appliances, and (ii) one or more negative assurance letters with respect to the Preliminary Offering Memorandum and the Offering Memorandum in form and substance reasonably satisfactory to the Initial Purchasers dated the Closing Date.
(e)    You shall have received an opinion addressed to you and the Depositor of K&L Gates, LLP, counsel to the Trustee, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.
(f)    You shall have received an opinion addressed to you and the Depositor of counsel to the Back-Up Servicer, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel.
(g)    You shall have received an opinion addressed to you and the Depositor of Richards, Layton & Finger, P.A., counsel to the Receivables Trust Trustee and special Delaware counsel to the Depositor, the Issuer and the Receivables Trust, dated the Closing Date and reasonably satisfactory in form and substance to you and your counsel, including with respect to certain matters

2
91199526
Conn’s 2017-B: Note Purchase Agreement

under Delaware law with respect to the Depositor, the Issuer and the Receivables Trust and the authority of the Depositor and the Issuer to file a voluntary bankruptcy petition.
(h)    You shall have received certificates dated the Closing Date of authorized officers of the Depositor, Conn Appliances and the Seller, in which such officers shall state that: (i) the representations and warranties made by it in the other Transaction Documents and this Agreement are true and correct, that it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date and (ii) since December 7, 2017 there has not occurred any material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Depositor, Conn Appliances, or the Seller, except as disclosed to you in writing prior to the date of the Preliminary Offering Memorandum.
(i)    You shall have received evidence reasonably satisfactory to you that, on or before the Closing Date, UCC-1 financing statements will be submitted for filing in all applicable governmental offices reflecting (i) the transfer of the interest of the Seller in the Receivables to the Depositor pursuant to the First Receivables Purchase Agreement, (ii) the transfer of the interest of the Depositor in the Receivables to the Receivables Trust pursuant to the Second Receivables Purchase Agreement, (iii) the transfer of the interest of the Depositor in the Receivables Trust Certificate to the Issuer pursuant to the Purchase and Sale Agreement and (iv) the grant by the Issuer to the Trustee under the Indenture of a security interest in the interest of the Issuer in the Receivables Trust Estate.
(j)    You shall have received evidence reasonably satisfactory to you that, on or before the Closing Date, UCC-3 financing statements have been or will be submitted for filing in all applicable governmental offices reflecting the release from any applicable liens of the Receivables in form and substance reasonably satisfactory to you and your counsel.
(k)    You shall have received, from each of the Depositor, Conn Appliances and the Seller, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) certificates of good standing, (iii) applicable resolutions and (iv) incumbency certifications for the related entity.
(l)    You shall have received one or more negative assurance letters from Morgan, Lewis & Bockius LLP with respect to the Preliminary Offering Memorandum and the Offering Memorandum in form and substance reasonably satisfactory to the Initial Purchasers.
(m)    The Class A Notes shall have been rated “BBBsf”, the Class B Notes shall have been rated “BBsf” and the Class C Notes shall have been rated “B-sf” by Fitch Ratings, Inc. (“Fitch”), and, to the extent that Fitch expresses an outlook with respect to any such rating, such rating carries a “stable” or more favorable outlook, and you shall have received a letter dated as of the Closing Date from Fitch, or other evidence satisfactory to you, confirming that the Purchased Notes have such ratings and, if applicable, outlook.
(n)    The Class A Notes shall have been rated “BBB-(sf)”, the Class B Notes shall have been rated “BB-(sf)” and the Class C Notes shall have been rated “B-(sf)” by Kroll Bond Rating

2
91199526
Conn’s 2017-B: Note Purchase Agreement

Agency, Inc. (“Kroll”), and, to the extent that Kroll expresses an outlook with respect to any such rating, such rating carries a “stable” or more favorable outlook, and you shall have received a letter dated as of the Closing Date from Kroll, or other evidence satisfactory to you, confirming that the Purchased Notes have such ratings and, if applicable, outlook.
SECTION 8.    Termination. This Agreement shall be subject to termination by notice given by you to the Depositor if (a) after execution and delivery of this Agreement and prior to the Closing Date: (i) trading of any securities of Conn’s, Inc. shall have been suspended on the Nasdaq Stock Market, Inc.; (ii) any securities of Conn’s, Inc. shall have been downgraded, withdrawn, qualified or put on negative watch by any nationally recognized statistical ratings organization; (iii) trading in securities generally on either the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the Nasdaq Stock Market, Inc. by the Commission or the Financial Industry Regulatory Authority, Inc.; (iv) any general moratorium on commercial banking activities in New York or Texas shall have been declared by either Federal, New York State or Texas State authorities; (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe and, in the sole judgment of the Initial Purchasers; or (v) there shall occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Initial Purchasers, is material and adverse.
SECTION 9.    Indemnification and Contribution. (a) The Depositor, Conn Appliances and Conn’s, Inc. will, jointly and severally, indemnify and hold harmless each Initial Purchaser, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, any reasonable legal or other expenses incurred by such Initial Purchaser in connection with defending or investigating any such action or claim) to which it or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information, the Form ABS-15G, the Offering Memorandum or any amendment, exhibit or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that none of the Depositor, Conn Appliances or Conn’s, Inc. will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with the Initial Purchaser Information (as defined below), or (iii) any investigations or information requests from any regulator or government entity relating to whether the transactions contemplated hereby are in compliance with the Risk Retention Rules. This indemnity agreement will be in addition to any liability that each of the Depositor, Conn Appliances or Conn’s, Inc. may otherwise have.
(b)    Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Depositor, Conn Appliances and Conn’s, Inc. and their respective directors, officers,

2
91199526
Conn’s 2017-B: Note Purchase Agreement

employees, agents and affiliates, and each person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, any reasonable legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Time of Sale Information, the Offering Memorandum or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser Information (as defined below). As used herein, the term “Initial Purchaser Information” means information appearing in Schedule 2 to this Agreement. This indemnity agreement will be in addition to any liability that each Initial Purchaser may otherwise have.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b), such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 9 (unless the indemnifying party was materially prejudiced by the failure to give such notice) or otherwise than under this Section 9. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests that may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Depositor, in the case of parties indemnified pursuant to subsection (a), and by the Initial Purchasers, in the case of parties indemnified pursuant to subsection (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent,

2
91199526
Conn’s 2017-B: Note Purchase Agreement

but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.
(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b): (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates, on the one hand, and the Initial Purchasers, on the other, from the offering of the Purchased Notes, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates, on the one hand, and the Initial Purchasers, on the other, in connection with the offering of the Purchased Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than any Initial Purchaser Compensation (as defined below)) received by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. and their affiliates bear to an amount equal to the excess of (x) the aggregate purchase price received by the Initial Purchasers for the Purchased Notes over (y) the aggregate purchase price paid by the Initial Purchasers for the Purchased Notes (such excess, the “Initial Purchaser Compensation”). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, Conn Appliances, the Issuer, Conn’s, Inc. or their affiliates or by any Initial Purchaser, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Purchased Notes they have purchased hereunder, and not joint.
(e)    The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating

2
91199526
Conn’s 2017-B: Note Purchase Agreement

or defending any such action or claim. Notwithstanding the other provisions of this Section, no Initial Purchaser (except as may be provided in the agreement between the Initial Purchasers relating to the offering of the Purchased Notes) shall be required to contribute any amount in excess of the amount by which the Initial Purchaser Compensation received by such Initial Purchaser exceeds the amount of any damages that such Initial Purchaser otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.
SECTION 10.    Default by an Initial Purchaser. If any Initial Purchaser fails to purchase and pay for any of the Purchased Notes agreed to be purchased by such Initial Purchaser hereunder, and such failure constitutes a default in the performance of its obligations under this Agreement, the remaining Initial Purchaser shall be obligated severally to take up and pay for the Purchased Notes that the defaulting Initial Purchaser agreed but failed to purchase; provided, however, that if the aggregate amount of Purchased Notes that the defaulting Initial Purchaser agreed but failed to purchase exceeds 10% of the aggregate principal amount of Purchased Notes, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Purchased Notes, and if such nondefaulting Initial Purchaser does not purchase all of the Purchased Notes, this Agreement will terminate without liability to any nondefaulting Initial Purchaser. In the event of a default by any Initial Purchaser as set forth in this Section, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Initial Purchaser shall determine in order that the required changes (if any) in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of any liability to the Depositor, Conn Appliances, Conn’s, Inc., their affiliates or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
SECTION 11.    No Bankruptcy Petition. Each Initial Purchaser severally covenants and agrees that, before the date that is one year and one day after the payment in full of all Notes, it will not institute against, or join any other person in instituting against, the Issuer or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.
SECTION 12.    Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Purchased Notes. If for any reason (other than solely as a result of the gross negligence or other malfeasance of the Initial Purchasers) the purchase of the Purchased Notes by the Initial Purchasers is not consummated, Conn’s, Inc. shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason (other than solely as a result of the gross negligence or other malfeasance of the Initial Purchasers) the purchase of the Purchased Notes

2
91199526
Conn’s 2017-B: Note Purchase Agreement

by the Initial Purchasers is not consummated, Conn’s, Inc. will reimburse the Initial Purchasers (other than any defaulting Initial Purchaser contemplated by Section 10) severally, upon demand, for all out-of-pocket expenses covered in Section 6 (subject to any applicable limitation contained therein) incurred by any Initial Purchaser in connection with the offering of the Purchased Notes.
SECTION 13.    Notices. All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Initial Purchasers, to (i) Credit Suisse Securities (USA) LLC, at Eleven Madison Avenue, New York, New York 10010, (ii) J.P. Morgan Securities LLC., at 383 Madison Avenue, 31st Floor, New York, New York, 10179, (iii) MUFG Securities Americas Inc., at 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, and (iv) Deutsche Bank Securities Inc., at 60 Wall Street, 3rd Floor, New York, New York 10005; and (b) if to the Depositor, Conn Appliances, Conn’s, Inc. or the Issuer, at 4055 Technology Forest Boulevard, The Woodlands, Texas, 77381.
SECTION 14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.
SECTION 15.    Applicable Law, Waiver of Jury Trial, Entire Agreement. This Agreement will be governed by and construed in accordance with the law of the State of New York without giving effect to its conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). To the extent permitted by applicable law, each of the parties hereto waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise between the parties hereto arising out of, connected with, related to, or incidental to the relationship between any of them in connection with this Agreement or the transactions contemplated hereby. This Agreement represents the entire agreement among the Depositor, Conn Appliances, Conn’s, Inc. and the Issuer, on the one hand, and the Initial Purchasers, on the other, with respect to the preparation of the Preliminary Offering Memorandum, the Offering Memorandum, the conduct of the offering and the purchase and sale of the Purchased Notes.
SECTION 16.    Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.
SECTION 17.    Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
SECTION 18.    Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 19.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

2
91199526
Conn’s 2017-B: Note Purchase Agreement

SECTION 20.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 13 or, if not therein, in the Indenture; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.
[Signature pages follow.]

2
91199526
Conn’s 2017-B: Note Purchase Agreement

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned.
Very truly yours,

CONN APPLIANCES, INC.
By: /s/ Lee Wright
Name: Lee Wright
Title: Executive Vice-President
CONN’S RECEIVABLES FUNDING 2017-B, LLC
By: /s/ Lee Wright
Name: Lee Wright
Title: President
CONN APPLIANCES RECEIVABLES FUNDING, LLC

By: /s/ Lee Wright
Name: Lee Wright
Title: President
CONN’S, INC.
By: /s/ Lee Wright
Name: Lee Wright
Title: Chief Financial Officer

93086763
Conn’s 2017-B: Note Purchase Agreement

The foregoing Note Purchase Agreement
is hereby confirmed and accepted as of
the date first written above.

CREDIT SUISSE SECURITIES (USA) LLC
By: /s/ Jonathan W Fisher
Name: Jonathan W Fisher
Title: Director

91199526
Conn’s 2017-B: Note Purchase Agreement

The foregoing Note Purchase Agreement
is hereby confirmed and accepted as of
the date first written above.

J.P. MORGAN SECURITIES LLC
By: /s/ Alexander Wiener
Name: Alexander Wiener
Title: Executive Director

93086763
Conn’s 2017-B: Note Purchase Agreement

The foregoing Note Purchase Agreement
is hereby confirmed and accepted as of
the date first written above.

MUFG SECURITIES AMERICAS INC.
By: /s/ Ann Tran
Name: Ann Tran
Title: Executive Director, Global Head of Consumer ABS

93086763
Conn’s 2017-B: Note Purchase Agreement

The foregoing Note Purchase Agreement
is hereby confirmed and accepted as of
the date first written above.

DEUTSCHE BANK SECURITIES, INC.

By: /s/ Randal Johnson
Name: Randal Johnson
Title: Director

By: /s/ Suji Kang
Name: Suji Kang
Title: Vice President

93086763
Conn’s 2017-B: Note Purchase Agreement

Schedule 1

Initial Purchaser Allocations

Initial Purchasers	Class A Notes	Class B Notes	Class C Notes
Credit Suisse Securities (USA) LLC	$198,770,000	$72,699,000	$43,252,000
J.P. Morgan Securities LLC	$63,245,000	$23,132,000	$13,762,000
MUFG Securities Americas Inc.	$63,245,000	$23,132,000	$13,762,000
Deutsche Bank Securities Inc.	$36,140,000	$13,217,000	$7,864,000
Total	$361,400,000	$132,180,000	$78,640,000

Schedule 1

Schedule 2

Initial Purchaser Information

The Initial Purchasers have advised the Issuer that they propose to offer the Purchased Notes for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Initial Purchasers may effect such transactions by selling the Purchased Notes to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Initial Purchasers.

Each Initial Purchaser has advised the Issuer that it currently intends to make a market in the Purchased Notes however, it is not obligated to do so and any market-making activities with respect to the Purchased Notes may be discontinued at any time without notice.

In connection with the offering, each Initial Purchaser may over-allot or engage in covering transactions, stabilizing transactions and penalty bids.

Schedule 2